TERMINATION AGREEMENT


     This TERMINATION AGREEMENT (the "Termination Agreement") is entered into and effective as of June 6, 2005, by and between Lung Hwa Electronics Co., Ltd. hereafter referred to as "LHE") a Taiwan Corporation having its office and principal place of business at 3F, 248, Pei Sheng Rd. Sec. 3, Sheng Keng, Taipei Hsien, Taiwan, R. O. C., and I/OMAGIC CORPORATION (hereafter referred to as "IOMC"), a Nevada corporation, having its office and principal place of business at 4 Marconi, Irvine, CA 92618.

                                    RECITALS

     WHEREAS, LHE and IOMC have entered into an Agreement dated January 23, 2003 (the "2003 Agreement"), in which LHE provided IOMC with a trade credit facility of up to $10,000,000 and LHE agreed to serve as the international purchasing office for IOMC;

     NOW, THEREFORE, in consideration of their mutual covenants, and for other good and valuable consideration, the adequacy of which is hereby acknowledged and agreed, the parties hereto hereby agree as follows:

     A. LHE and IOMC mutually agree to terminate the 2003 Agreement effective as of June 6, 2005 (the "Effective Date") and waive any notice requirements for termination under the 2003 Agreement.

     B. The termination of the 2003 Agreement on the Effective Date shall not affect any of the rights or obligations of either party established prior to such effective date.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives on the date stated above.


I/OMAGIC  CORPORATION          LUNG  HWA  ELECTRONICS  CO.,  LTD.
/s/Tony Shahbaz                /s/ Peter Pai
By:  Tony  Shahbaz             By:    Peter  Pai
Its: President  and  CEO       Its:   CEO